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                           REUBEN E. PRICE & CO.
                      PUBLIC ACCOUNTANCY CORPORATION
                             703 MARKET STREET
                          SAN FRANCISCO, CA 94103


To the Board of Directors and Stockholders
Finet Holdings Corporation
San Francisco, CA

We hereby consent to incorporation of our independent auditors report dated August 13,1997 in your 1997 Annual Report on Form 10-K.


REUBEN E. PRICE & CO., C.P.A.'S

/s/ Reuben E. Price & Co.

August 13, 1997